Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 03/07/2022 06:32 PM ID Number: 20218242083 Document number: 20221250628 Amount Paid: $25.00

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

ID number20218242083

(Colorado Secretary of State ID number)

Entity nameLee Pharmaceuticals, Inc.

2. The new entity name (if applicable) is _____________________________.

3. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☒ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _______________________.

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Berry, Benjamin Robert

(Last) (First) (Middle) (Suffix)

6655 129th St W

(Street name and number or Post Office Box information)

Apple Valley, MN 55124 United States

(City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

**Exhibit A**

**CERTIFICATE OF DESIGNATION**

**of**

**SPECIAL 2021 SERIES A PREFERRED STOCK**

**of**

**Lee Pharmaceuticals**

Lee Pharmaceuticals, a California corporation (hereinafter called the *"Corporation"*), hereby certifies that the following resolution was adopted by Benjamin Berry (the sole director) pursuant to California CORP § 307

**Special 2021 Series A Preferred Stock**

Section 1. *Designation and Amount.* The designation of this class of capital stock shall be "Special 2021 Series A Preferred", par value $.001 per share (the "*2021 Series A Preferred Stock*"). The number of authorized shares of 2021 Series A Preferred Stock is ten (10) shares.

Section 2. *Voting Rights.* Except as otherwise required by law, the holder of the share of 2021 Series A Preferred Stock shall have the following rights:

(a) Number of Votes; Voting with Common Stock. Except as provided by California statutes or Section 2(b) below), the holder of the 2021 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the "Common Stock") as a single class. The 2021 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2021 Series A Preferred Stock shall not be divided into fractional shares.

(b) Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2021 Series A Preferred Stock so as to affect adversely the 2021 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2021 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. Shares of Special 2021 Series A Preferred Share are anti-dilutive to reverse splits of common stock, and therefore in the case of a reverse split, are convertible into the number of shares of common stock after the reverse split as would have been equal to the conversion rate prior to the reverse split.

Section 3. *Conversion into common shares.* The share of 2021 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 10,000,000 common shares. The holder of the 2021 Series A Preferred Stock can affect the conversion at any time. The conversion into common is a right and conversion is not required.

Section 4. *Dividends, Liquidation.* The share of 2021 Series A Preferred Stock shall not be entitled to any dividends in respect thereof and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. *No Impairment.* The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2021 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or

Exhibit B

Lee Pharmaceuticals, a California corporation

Certificate of Amendment

Dated: September 20th, 2021

Pursuant to the California Business Corporation Act (the "Act"), the Articles of Incorporation of Lee Pharmaceuticals (the "Corporation"), are amended as follows:

The undersigned President and Secretary of the Corporation, does hereby certify:

WHEREAS, On September 20th, 2021, at a special meeting of the Board of Directors, the Board of Directors of the Company, unanimously consented to the following resolutions:

WHEREAS, that the following amendments to the Articles of Incorporation were duly adopted.

NOW, THEREFORE:

RESOLVED, that the appropriate Article shall be amended to allow the creation of a new class of preferred shares. The new class shall be called the Special 2021 Series A Preferred Shares.

RESOLVED, that the Special 2021 Series A Preferred Shares shall have the following designation:

Designation and Amount. The designation of this class of capital stock shall be "Special 2021 Series A Preferred", par value $.001 per share (the "2021 Series A Preferred Stock"). The number of authorized shares of 2021 Series A Preferred Stock is ten (10) shares.

Section 2. Voting Rights. Except as otherwise required by law, the holder of the share of 2021 Series A Preferred Stock shall have the following rights:

(a) Number of Votes; Voting with Common Stock. Except as provided by California statutes or Section 2(b) below), the holder of the 2021 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the "Common Stock") as a single class. The 2021 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2021 Series A Preferred Stock shall not be divided into fractional shares.

(b) Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2021 Series A Preferred Stock so as to affect adversely the 2021 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2021 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion into common shares. The share of 2021 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 10,000,000 common shares. The holder of the 2021 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends, Liquidation. The share of 2021 Series A Preferred Stock shall not be entitled to any dividends in respect thereof and shall not participate in any proceeds available to the Corporation's shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2021 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 12/31/2021 09:38 AM ID Number: 20218242083 Document number: 20218242083 Amount Paid: $100.00

Statement of Conversion

filed pursuant to § 7-90-201.7 (3) of the Colorado Revised Statutes (C.R.S.)

1. For the converting entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID number
(Colorado Secretary of State ID number)

Entity name or true name	Lee Pharmaceuticals, Inc.

Form of entity	Foreign Corporation

Jurisdiction	California

Street address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)
United States
(Country)

Mailing address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)
United States
(Country)

2. The entity name of the resulting entity is Lee Pharmaceuticals, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

3. The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4. (If applicable, adopt the following statement by marking the box and include an attachment.)

☒ This document contains additional information as provided by law.

5. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _______________________.

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Berry, Benjamin Robert

(Last) (First) (Middle) (Suffix)

1942 Broadway Street, Ste 314C

(Street name and number or Post Office Box information)

Boulder, CO 80302 United States

(City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 12/31/2021 09:38 AM ID Number: 20218242083 Document number: 20218242083 Amount Paid: $100.00

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is Lee Pharmaceuticals, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is

Street address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)
United States
(Country)

Mailing address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)
United States
(Country)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name
or	(Last) (First) (Middle) (Suffix)
(if an entity)	Registered Agents Inc

Street address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)

Mailing address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name
or	(Last) (First) (Middle) (Suffix)
(if an entity)	Synergy Management Group, LLC

Mailing address	1942 Broadway Street
(Street number and name)
Ste 314C
Boulder CO 80302
(City) (State) (ZIP/Postal Code)
United States
(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

☐ The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

☒ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _______________________.

(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Berry, Benjamin Robert

(Last) (First) (Middle) (Suffix)

1942 Broadway Street, Ste 314C

(Street name and number or Post Office Box information)

Boulder, CO 80302 United States

(City) (State) (Postal/Zip Code) (Province – if applicable) (Country – if not US)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTICLES OF DOMESTICATION

OF

LEE PHARMACEUTICALS, INC.

Lee Phamaceuticals, Inc., a California corporation, hereby certifies that:

1.The name of the corporation is Atlantic Energy Solutions, Inc. and the corporation was originally incorporated on March 26, 1971 pursuant to the California Corporations Code

2.This Articles of Domestication of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which amends, restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, has been duly adopted by the corporation’s Board of Directors and a majority of the stockholders in accordance with the Colorado Business Corporation Act, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with the Act

IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: December 31, 2021	LEE PHARMACEUTICALS, INC.

By: /s/ Benjamin Berry
Name: Benjamin Berry
Title: Chief Executive Officer

EXHIBIT A

LEE PHARMACEUTICALS, INC.

ARTICLES OF DOMESTICATION

ARTICLE I: NAME

The name of the corporation is Lee Pharmaceuticals, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The name of the registered agent of the corporation is Registered Agents, Inc. The address of the registered agent is 1942 Broadway St., Ste 314c, Boulder, CO 80302.

ARTICLE III: PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.

ARTICLE IV: AUTHORIZED STOCK

The aggregate number of shares that the Corporation will have authority to issue is seven million five hundred thousand one hundred (7,500,100) shares of which seven million five hundred thousand (7,500,000) shares will be Common Stock, with a par value of $0.10 per share, and one hundred (100) shares will be Preferred Stock, with a par value of $0.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Colorado Business Corporation Act, to:

(i)designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii)create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii)alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv)increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v)determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi)determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii)determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix)determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x)determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi)determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V: RECAPITALIZATION AFFECTING OUTSTANDING SECURITIES

The Board of Directors, without the consent of stockholders, may adopt any recapitalization affecting the outstanding securities of the Corporation by affecting a forward or reverse split of all or some of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation’s capital accounts, provide that the re-capitalization does not require change in the Articles of Incorporation of the Corporation.

ARTICLE VI: BYLAWS

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VII: AMENDMENT OF BYLAWS

The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

ARTICLE VIII: VOTE BY BALLOT

Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE IX: DIRECTOR LIABILITY

(i)Limitation of Liability. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Colorado Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

(ii)Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE X: TRANSACTIONS WITH INTERESTED OFFICERS AND DIRECTORS

None of the directors or officers of this Corporation shall, in the absence of fraud, be disqualified by his office from contracting, leasing, or otherwise dealing with this Corporation, either as a vendor, lessor, purchaser, or otherwise, of which he shall be a member or in which he may have a pecuniary interest in any manner be disqualified from doing business with the Corporation. No director or officer, nor any firm, association or corporation or with which he is connected as aforesaid shall be liable to account to this Corporation or its stockholders for any profit realized by him from or through any such contract, lease or transaction, it being the express intent and purpose of this Article to permit this Corporation to buy or lease from, sell to or otherwise deal with partnerships, firms or corporations of which the directors and officers are affiliated or in which they or any of them may have a pecuniary interest, and the contracts or leases of this Corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction. Nothing shall prevent an officer or director from being directly or indirectly involved in a business enterprise that is in the same or similar line of business of that of the Corporation.

ARTICLE XI: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Colorado may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of the Colorado Business Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the Colorado Business Corporation Act order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

ARTICLE XII: COMPLIANCE WITH LAW RELATING TO CONTROLLED SUBSTANCES

(i)Definitions. For purposes of this Article XII, the following terms shall have the meanings specified below:

a.“Affiliate” shall mean a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of this paragraph of Article XII, "control", "controlled by", and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise. "Affiliated Companies" shall mean those partnerships, corporations, limited liability companies, trusts, or other entities that are Affiliates of the corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Drug Laws of the applicable Drug Jurisdictions) that are registered or licensed under applicable Drug Laws.

b.“Drugs” or "Drug Activities" shall mean the manufacture, packaging, distribution, by either import or export, sale, resale, and related activities, or any other drug-related enterprise.

c.“Drug Authority” shall mean all international, foreign, U. S. Federal, state, local, and other regulatory and licensing bodies and agencies with authority over the manufacturing and distribution of controlled substances and other drugs within any Jurisdiction. "Jurisdiction" shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Drug Activities are lawfully conducted.

d."Drug Laws" shall mean all laws, statutes, ordinances, and regulations pursuant to which any Drug Authority possesses regulatory and licensing authority over Drugs within any Jurisdiction, and all orders, decrees, rules, and regulations promulgated by such Drug Authority thereunder.

e."Pharmaceutical Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions, and entitlements issued by a Drug Authority necessary for or relating to the conduct of Drug Activities.

f."Own", "Ownership", or "Control" (and derivatives thereof) shall mean (i) ownership of record, (ii) "beneficial ownership" as defined in Rule 13d-3 promulgated by the United States Securities and Exchange Commission (as now or hereafter amended) (the "SEC"), or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of Securities, by agreement, contract, agency or other manner.

g."Person" shall mean an individual, partnership, corporation, limited liability company, trust, or any other entity.

h."Redemption Date" shall mean the date specified in the Redemption Notice as the date on which the shares of the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the corporation.

i."Redemption Notice" shall mean that notice of redemption given by the corporation to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to this Article XII. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares of the Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

j."Redemption Price" shall mean the price to be paid by the corporation for the Securities to be redeemed pursuant to this Article XII, which shall be that price (if any) required to be paid by the Drug Authority making the finding of unsuitability, or if such Drug Authority does not require a certain price to be paid, that amount determined by the board of directors to be the fair value of the Securities to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share of shares on an electronic intermediary quotation system or the principal national securities exchange on which such shares are then listed on the trading date on the day before the Redemption Notice is deemed given by the corporation to the Unsuitable Person or an Affiliate of an Unsuitable Person or, if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted by OTC Markets Group, Inc. or traded on a regional or national securities exchange, or, if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by any other generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Drug Authority and, if not so required, as the board of directors determines. Any promissory note shall contain such terms and conditions as the board of directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the corporation or any Affiliate of the corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the corporation or any Affiliate of the corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the first anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 8% (eight percent) per annum.

k."Securities" shall mean the capital stock of the corporation.

l."Unsuitable Person" shall mean a Person who (i) is determined by a Drug Authority to be unsuitable to Own or Control any Securities or unsuitable to be connected or affiliated with a Person engaged in Drug Activities in a Drug Jurisdiction, or (ii) causes the corporation or any

Affiliated Company to lose or to be threatened with the loss of any Drug License, or (iii) in the sole discretion of the board of directors of the corporation, is deemed likely to jeopardize the corporation's or any Affiliated Company's application for, receipt of approval for, right to the use of, or entitlement to, any Drug License.

(ii).Finding of Unsuitability.

a.The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to redemption by the corporation, out of funds legally available therefor, by action of the board of directors, to the extent required by the Drug Authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. If a Drug Authority requires the corporation, or the board of directors deems it necessary or advisable, to redeem any such Securities, the corporation shall give a Redemption Notice to the Unsuitable Person or its Affiliate and shall purchase on the Redemption Date the number of shares of the Securities specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or any Affiliate of such Unsuitable Person shall cease to be a stockholder with respect to such shares and all rights of such Unsuitable Person or any Affiliate of such Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. Such Unsuitable Person or its Affiliate shall surrender the certificates representing any shares to be redeemed in accordance with the requirements of the Redemption Notice.

b.Commencing on the date that a Drug Authority serves notice of a determination of unsuitability or the board of directors determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall not be entitled: (i) to receive any dividend or interest with regard to the Securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the shares of capital stock of the corporation entitled to vote, or (iii) to receive any remuneration in any form from the corporation or any Affiliated Company for services rendered or otherwise.

3.Notices. All notices given by the corporation pursuant to this Article, including Redemption Notices, shall be in writing and may be given by mail, addressed to the Person at such Person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed given at the time deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable and such notice shall be deemed to be given at the time of receipt thereof, if given personally, or at the time of transmission thereof, if given by telegram, facsimile, telex or cable.

4.Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys' fees, incurred by the corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person's or Affiliate's continuing Ownership or Control of Securities, the neglect, refusal or other failure to comply with the provisions of this Article XII, or failure to promptly divest itself of any Securities when required by the Drug Laws or this Article XII.

5.Injunctive Relief. The corporation is entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article XII and each holder of the Securities of the corporation shall be deemed to have acknowledged, by acquiring the Securities of the corporation, that the failure to comply with this Article XII will expose the corporation to irreparable injury for which there is no adequate remedy at law and that the corporation is entitled to injunctive or other equitable relief to enforce the provisions of this Article.

6.Non-exclusivity of Rights. The corporation's rights of redemption provided in this Article XII shall not be exclusive of any other rights the corporation may have or hereafter acquire under any agreement, provision of the bylaws or otherwise.

7.Further Actions. Nothing contained in this Article XII shall limit the authority of the board of directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation or its Affiliated Companies from the denial or threatened denial or loss or threatened loss of any Drug License of the corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the board of directors may conform any provisions of this Article XII to the extent necessary to make such provisions consistent with Drug Laws. In addition, the board of directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the corporation not inconsistent with the express provisions of this Article XII for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article XII. Such procedures and regulations shall be kept on file with the Secretary of the corporation, the secretary of its Affiliated Companies and with the transfer agent, if any, of the corporation and any Affiliated Companies, and shall be made available for inspection by the public and, upon request, mailed to any holder of Securities. The board of directors shall have exclusive authority and power to administer this Article XII and to exercise all rights and powers specifically granted to the board of directors or the corporation, or as may be necessary or advisable in the administration of this Article XII. All such actions which are done or made by the board of directors in good faith shall be final, conclusive and binding on the corporation and all other Persons; provided, however, that the board of directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the board of directors as it deems necessary or advisable.

8.Severability. If any provision of this Article XII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceablilty shall not affect any other provision of this Article XII.

9.Termination and Waivers. Except as may be required by any applicable Drug Law or Drug Authority, the board of directors may waive any of the rights of the corporation or any restrictions contained in this Article XII in any instance in which the board of directors determines that a waiver would be in the best interests of the corporation. The board of directors may terminate any rights of the corporation or restrictions set forth in this Article XII to the extent that the board of directors determines that any such termination is in the best interests of the corporation. Except as may be required by a Drug Authority, nothing in this Article XII shall be deemed or construed to require the corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.